Exhibit 99.1

PRESS RELEASE

March 20, 2013

CONTACT:	ECB Bancorp, Inc. A. Dwight Utz, President and CEO (252) 925-5509 Thomas M. Crowder, Executive Vice President and CFO (252) 925-5520

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. SHAREHOLDERS APPROVE PENDING

MERGER WITH CRESCENT FINANCIAL BANCSHARES, INC.

ENGELHARD, NORTH CAROLINA – ECB Bancorp, Inc. (NYSE MKT: ECBE) (the “Company”), the parent holding company of The East Carolina Bank, announced today that its shareholders approved the Company’s pending merger with Crescent Financial Bancshares, Inc. at a special meeting of shareholders held on March 20, 2013.

The merger is expected to close in the second quarter of 2013 subject to the satisfaction of other customary closing conditions.

Cautionary Notice Regarding Forward Looking Statements

Statements in this filing relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on NYSE MKT under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.